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                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.

                          SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Rule 14a-12

                         BEVERLY ENTERPRISES, INC.
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              (Name of Registrant as Specified in its Charter)

                             ARNOLD M. WHITMAN
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        (Name of Person(s) Filing Proxy Statement, if other than the
                                Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2)  Aggregate number of securities to which transaction
           applies:

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      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)  Proposed maximum aggregate value of transaction:

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      (5)  Total fee paid:

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[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

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      (2)  Form, Schedule or Registration Statement No.:

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      (3)  Filing Party:


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      (4)  Date Filed:

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FOR IMMEDIATE RELEASE
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                             CONTACTS:    MEDIA:
                                          Jim Barron/Debbie Miller
                                          Citigate Sard Verbinnen
                                          (212) 687-8080
                                          INVESTORS & ANALYSTS:
                                          Daniel Burch 212-929-5748
                                          Larry Dennedy 212-929-5239
                                          Bob Marese 212-929-5405
                                          MacKenzie Partners, Inc.

            FORMATION CAPITAL FILES PRELIMINARY PROXY STATEMENT;
        PROPOSES SLATE OF DIRECTORS FOR BOARD OF BEVERLY ENTERPRISES

ALPHARETTA, GA, FEBRUARY 18, 2005 - Formation Capital LLC and its associates Appaloosa Management L.P. and Franklin Mutual Advisers, LLC today announced that Arnold Whitman, CEO of Formation, has filed a preliminary proxy statement with the Securities and Exchange Commission to solicit proxies to elect six candidates to the Board of Directors of Beverly Enterprises, Inc. (NYSE: BEV) at the Company's upcoming 2005 annual meeting of stockholders.

As previously announced, the nominees who will be standing for election to the Beverly Board include: Jeffrey A. Brodsky, a Managing Director of Quest Turnaround Advisors, LLC; John J. Durso, a partner of the Chicago office of the law firm Michael Best & Friedrich LLP, where he has chaired the national Long-Term Care Practice Group; Philip L. Maslowe, former Executive Vice President and Chief Financial Officer of The Wackenhut Corporation and of KinderCare Learning Centers, Inc.; Charles M. Masson, a managing partner of Masson & Company, LLC, a firm providing interim and crisis management, turnaround consulting and assessment, and financial restructuring services; Mohsin Y. Meghji, a Principal of Loughlin Meghji + Company, a financial advisory boutique specializing in advising management, investors and lenders in relation to transactions involving financially challenged companies; and Guy Sansone, a Managing Director at Alvarez & Marsal, LLC, a global professional services firm specializing in turnaround management and corporate restructuring.

Additional biographical information on the nominees is available in the proxy statement.

IMPORTANT INFORMATION
On February 18, 2005, Arnold Whitman filed a preliminary proxy statement with the SEC for the solicitation of the stockholders of Beverly Enterprises in connection with the Company's 2005 annual meeting of stockholders. Security holders of Beverly Enterprises are urged to read the preliminary proxy statement (and, when it becomes available, the definitive proxy statement) and any other proxy solicitation materials filed by Mr. Whitman because they contain (or will contain) important information. Mr. Whitman and certain other persons may be deemed to be "participants in the solicitation" (as defined in Instruction 3 to Item 4 of Schedule 14A of the Securities and Exchange Act of 1934, as amended) of the stockholders of Beverly Enterprises in connection with the Company's 2005 annual meeting of stockholders. A list of these persons and a description of their interests in the solicitation is included in the preliminary proxy statement.

Investors may obtain a free copy of the preliminary proxy statement (and, when it becomes available, the definitive proxy statement) and other documents filed by Mr. Whitman with the SEC at the SEC's website at www.sec.gov. Investors will also be able to obtain a free copy of the preliminary proxy statement (and, when it becomes available, the definitive proxy statement) and these other documents by contacting MacKenzie Partners, Inc., the proxy solicitor retained in connection with the solicitation, at (212) 929-5500 (call collect) or (800) 322-2885 (call toll-free) or by email at proxy@mackenziepartners.com.

Consent has not been sought or obtained for the use, as proxy-soliciting material, of previously published material reproduced in this document.

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